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                                 UNITED STATES
                     SECURITIES  AND  EXCHANGE  COMMISSION
                            Washington, D.C.  20549



                                   FORM  8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 16, 1998



                          EL PASO NATURAL GAS COMPANY
             (Exact name of registrant as specified in its charter)



           DELAWARE                                       1-2700                               74-0608280
 (State or other jurisdiction                     (Commission File No.)                     (I.R.S. Employer
      of incorporation)                                                                   Identification No.)



                            EL PASO ENERGY BUILDING
                             1001 LOUISIANA STREET
                             HOUSTON, TEXAS  77002
              (Address of principal executive offices)  (Zip Code)


                                 (713) 420-2131
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

         El Paso Energy Corporation ("El Paso Energy"), the corporate parent of El Paso Natural Gas Company (the "Company") has recently received a ruling from the Internal Revenue Service that would allow El Paso Energy to reorganize its subsidiaries into a business structure in which the Company would transfer substantially all of its subsidiaries (and their assets and operations) to El Paso Energy or other entities owned by El Paso Energy. As a result, if El Paso Energy completes this internal reorganization (the "Reorganization") the Company's only assets will be its interstate pipeline systems known as the EPG System and the MPC System which connects natural gas supply regions in New Mexico, Texas, Oklahoma and Colorado to markets in California, Nevada, Arizona, New Mexico, Texas and northern Mexico. Completion of the Reorganization will cause the Company to dispose of, and to eliminate from its consolidated financial statements: (i) its trading and marketing operations; (ii) its international operations; (iii) its field services operations; and (iv) the TGP System, Midwestern System, and East Tennessee System interstate pipeline systems. If the Reorganization occurs, the Company does not anticipate that it will occur before late 1998 or early 1999.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

             None.





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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         EL PASO NATURAL GAS COMPANY


                                         By:     /s/ JEFFREY I. BEASON
                                             -------------------------------
                                                     Jeffrey I. Beason
                                               Vice President and Controller
                                                 (Chief Accounting Officer)


Date: October 16, 1998